                                                                    EXHIBIT 10.2



                       GEORGIA DEPARTMENT OF CORRECTIONS
                             LEGAL SERVICES OFFICE

                            [STATE OF GEORGIA LOGO]


                             PROFESSIONAL SERVICES
                                   AGREEMENT

         THIS AGREEMENT is entered into the 29 day of August, 1997, by and between the GEORGIA DEPARTMENT OF CORRECTIONS, an agency of the State of Georgia (hereinafter referred to as the "Department"), and MHM CORRECTIONAL SERVICES, INC., duly authorized by law to transact business in the State of Georgia (the "Contractor").

         WHEREAS, the Department desires to engage Contractor to provide certain services as more fully described below, and Contractor desires to provide such services in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of these premises and the mutual promises and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Scope of Services. The Contractor agrees to perform fully and faithfully the services described in the Request for Proposals prepared by the Department and the corresponding Proposal submitted by the Contractor, together forming Exhibit "A," attached hereto and incorporated by reference herein (the "Services"), in accordance with standards applicable to similar professionals practicing in the geographic locality that Services are to be performed. In the event of any conflict in the interpretation of the Services arising between the terms and conditions of the Request for Proposals and those of the Proposal, then the former document shall govern. No additional or different services shall be performed unless provided for by an amendment to this Agreement, executed by the parties in the manner provided for herein. No provision of this Agreement shall be construed to prohibit Contractor from offering similar or different services to the public, including other State agencies.

         2. Independent Contractor. In the performance of the Services, and for all tax, liability and insurance purposes, Contractor shall at all times be an independent contractor and not an agent, representative or employee of the Department. Contractor may perform Services through employees or subcontractors, provided in each case that the individuals actually providing the Services shall meet all applicable criteria set out at Exhibit "A," as reasonably determined by the Department, provided further that Contractor shall at all times remain responsible for performance of Services hereunder. Contractor shall determine the means and manner of performance of Services to be rendered, and Contractor shall not hold itself out to be an employee or agent of the Department or use the name of the Department in its business (except to describe its role under this Agreement).

         3. Compensation. The Department agrees to pay Contractor a sum not to exceed $6,321,918.20 ( Six Million Three Hundred Twenty-One Thousand Nine Hundred Eighteen Dollars and Twenty Cents) for the full and faithful performance of Services during the Term hereof, said sum being payable in monthly installments in advance, upon receipt of Contractor's monthly invoice in approved form on or before the 15th of each month (commencing with a September invoice for October's Services). The Department shall endeavor to pay approved invoices within 30 days of receipt; however, no interest shall accrue on past-due amounts.

         Actual payments to the Contractor shall be made on the basis of the capitated rate of $19.03 (Nineteen Dollars and Three Cents) per inmate, per month, for the Term hereof. In the event that the Department elects to renew this Agreement for one or more additional terms, then the foregoing capitated rate shall be increased as follows:

         July 1, 1998 - June 30, 1999        $19.32 per inmate per month

         July 1, 1999 - June 30, 2000        $19.79 per inmate per month

         July 1, 2000 - June 30, 2001        $20.58 per inmate per month

         July 1, 2001 - June 30, 2002        $21.40 per inmate per month



         The parties acknowledge and agree that a reasonable estimate of the average daily inmate census for purposes of calculating each month's payment is 36,912 inmates, provided that the initial payment and each monthly payment thereafter shall be subject to adjustment by the actual average daily inmate census for the preceding month, itemized separately as a debit or credit on a subsequent invoice. Commencing with the month of November, 1997, and for each succeeding month, the Department agrees to submit to the Contractor on or before the l0th day of each month, the average daily inmate census for the preceding month.

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         4. Medication Costs. The Contractor agrees to pay the Department for the costs of psychotropic medications prescribed by Contractor's physicians in accordance with the provisions of this paragraph. The Department shall invoice the Contractor for psychotropic medication inventory on hand as of October 1, 1997, which inventory shall be available to Contractor for prescription purposes on and after that date. Thereafter, but not more frequently than monthly, the Department shall invoice the Contractor for supplies of psychotropic medications purchased to replenish inventory on hand, provided that the Department shall submit reasonable documentation as required by the Contractor from time to time. The Contractor shall endeavor to pay appropriately documented invoices within thirty days of receipt. The Department agrees to repurchase psychotropic medication inventory upon any termination of this Agreement, including any extension hereof. The Department's check for the full amount of the cost of said inventory existing as of the termination date shall be submitted to the Contractor within sixty days of termination.

         Contractor may propose reasonable alternatives for purchasing, packaging and distribution of psychotropic medications, and Contractor shall use best efforts to arrange for such alternatives to be made available to the Department's other medical services providers. Any savings resulting from use of such alternative sources shall benefit the Contractor and the Department equally.

         5. Pledges of Credit. Contractor acknowledges that the State of Georgia may not lawfully pledge its credit so as to cause a State agency to incur a financial obligation unless funds to honor the obligation have been lawfully appropriated. In the event that the source of any payment by the Department as provided for herein is insufficient, in the sole discretion of the Department, then this Agreement shall terminate without further obligation of the Department.

         6. Expenses. The Department shall not be liable for and shall not reimburse the Contractor for any travel or other expenses incurred by the Contractor except as required and approved in advance by the Department in writing. Any request for reimbursement shall be submitted in accordance with fiscal guidelines established by the Department.

         7. Term of Agreement. This Agreement shall be effective as of October 1, 1997, and shall continue in force and effect until June 30, 1998, unless such period is extended by mutual agreement of the parties in writing. The Department shall have the right to terminate this Agreement at any time for its convenience, with 30 days' prior written notice to the Contractor. Contractor agrees that no agreement shall be effective to prohibit the Department from, or in any manner impairing the Department's ability with respect to, engaging the services of any employees, agents or subcontractors of Contractor in the event of any termination of this Agreement.


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         8. Compliance with Laws. The Contractor agrees to perform Services in accordance with the terms and conditions of this Agreement and in compliance with all laws, rules, regulations and orders of federal, State and local governments, including orders of any court of competent jurisdiction. Without limitation to the generality of the foregoing, Contractor agrees to comply with any special conditions, undertakings or representations attached hereto, all of which form a part hereof.

         9. Screening. Contractor acknowledges and agrees that Contractor, including employees and subcontractors of Contractor, shall be subject to customary background investigations conducted by duly authorized agents of the State, and, while on the premises of any GDC facility, Contractor and Contractor's personnel shall be subject to, and agree to comply with, reasonable rules pertaining or related to safety and security, including spoken directives of GDC facility staff.

         10. Licenses, Certifications and Insurance. Contractor agrees to maintain for the duration of this Agreement all licenses, certifications and permits applicable to Services. Contractor further agrees to maintain insurance during the term of this Agreement in amounts and of types reasonably protective of the respective interests of the parties, and in any event, in amounts and of types as follows:

         a) Workers' compensation insurance in amounts established by State law;

         b) Comprehensive general liability insurance on an occurrence basis, broad form, in the amount of $1,000,000.00 per occurrence/$3,000,000.00 aggregate;

         c) Auto liability insurance covering owned and nonowned vehicles in the amount of $1,000,000.00 per occurrence/$2,000,000.00 aggregate;

         d) Professional liability insurance in the amount of $1,000,000.00 per occurrence/ $1,000,000.00 aggregate.

The foregoing policies shall be obtained from insurance companies licensed to do business in the State of Georgia and shall contain a provision that coverages afforded under the policies will not be canceled or amended without 30 days' prior written notice. All policies shall be specifically endorsed to provide for a waiver of the insurance carrier's rights to subrogation against the Department. Evidence of insurance, in the form of an insurance certificate naming the Department as a certificate holder, will be required of Contractor prior to the commencement of Services.

         11. Shop Right. Contractor agrees that any processes, equipment, proprietary know-how or other proprietary information or matters that are produced or result, directly or


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

indirectly, from or in connection with Contractor's performance of the Services shall be the property of the Department, and Contractor further agrees to execute any and all documents, or take additional actions which may be necessary in the future to give full effect to this provision.

         12. Cooperation. Contractor, its employees, agents, subcontractors and assigns, agree to cooperate fully in the defense of any litigation brought against the Department or Contractor relating to Services to be performed under this Agreement, and each party shall give the other prompt notice of any claim, demand, suit or proceeding.

         13. Taxes. Contractor shall be solely responsible for the payment, in a timely manner, of all federal, State and local taxes, fees or assessments of any type. Contractor further agrees to indemnify the Department from any loss, cost, claim, damage or expense arising therefrom.

         14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and replaces, cancels and supersedes any prior agreements and understandings relating to the subject matter hereof; and all prior representations, agreements, and undertakings between the parties hereto with respect to the subject matter hereof are merged herein.

         15. Amendment. The parties recognize and agree that it may be necessary or convenient for the parties to amend this Agreement so as to provide for the orderly implementation of all of the undertakings described herein, and the parties agree to cooperate fully in connection with such amendments if and as necessary. However, no change, modification or amendment to this Agreement shall be effective unless the same is reduced to writing and signed by the parties hereto.

         In the event that there shall be changes in the scope of services, governmental policies or regulations, the drug formulary governing psychotropic medications that may be utilized in providing the Services, or other circumstances, then either party may submit a written request to renegotiate any of the terms hereof, including but not limited to terms respecting payments to be made hereunder. However, no request for renegotiation of the Agreement shall be submitted (a) if at the time this Agreement was executed, the party submitting the request had actual knowledge of the facts on which the request would be based, and (b) unless the basis for the request has a substantial and material financial impact on the party submitting the request. If within thirty days of receipt of the request, the parties are unable in good faith to negotiate a satisfactory modification hereto, the party submitting the request may terminate this Agreement by giving the other sixty days' notice thereof.



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         16. Notices. Any notice under this Agreement shall be deemed duly given if delivered by hand (against receipt) or if sent by registered or certified mail -- return receipt requested, to a party hereto at the address set forth below or to such other address as the parties may designate by notice from time to time in accordance with this Agreement.

If to the Contractor:              MHM Correctional Services, Inc.
                                   8000 Towers Crescent Drive
                                   Suite 810
                                   Vienna, Virginia 22182

If to the Department:              Commissioner of Corrections
                                   Georgia Department of Corrections
                                   Room 852, East Tower
                                   Floyd Memorial Building
                                   Two Martin Luther King, Jr., Drive
                                   Atlanta, Georgia 30334

         17. Headings. The headings in this Agreement have been inserted for convenience only and shall not affect or control the meaning or construction of any of the provisions of this Agreement.

         18. Survival. The terms, conditions, representations, obligations, understandings and undertakings herein shall survive any termination of this Agreement.

         19. Governing Law. This Agreement is executed in the State of Georgia, and all matters pertaining to the validity, construction, interpretation and effect of this Agreement shall be governed by the laws of the State of Georgia.

         20. Remedies. No remedies or rights herein conferred upon the parties are intended to be exclusive of any remedy or right provided by law, but each shall be cumulative and shall be in addition to every other remedy or right given hereunder or now or hereafter existing at law or in equity (including the right of specific performance).

         21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute one agreement. No party shall be bound by this Agreement until all parties have executed it.

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


         IN WITNESS WHEREOF, the parties have caused the authorized representatives of each to execute this Agreement on the day and year first above written.

GEORGIA DEPARTMENT OF                          CONTRACTOR:
CORRECTIONS:


By:     [SIG]                                  By:      [SIG]
   -----------------------------                  --------------------------

Witness:     [SIG]                             Witness:        [SIG]
       -------------------------                         -------------------


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                       GEORGIA DEPARTMENT OF CORRECTIONS
                                  LEGAL OFFICE




                                [STATE CREST LOGO]




                              EIGHTH AMENDMENT TO
                        PROFESSIONAL SERVICES AGREEMENT

         THIS AMENDMENT is entered into this 30th day of June, 2000, by and between the GEORGIA DEPARTMENT OF CORRECTIONS, an agency of the State of Georgia (the "Department"), and MHM CORRECTIONAL SERVICES, INC., duly authorized by law to transact business in the State of Georgia ("MHM").


                                  WITNESSETH:

         WHEREAS, the Department and MHM entered into that certain professional services agreement of August 29, 1997, amended subsequently by further agreements of the parties (collectively referred to as the "Agreement"); and

         WHEREAS, the parties desire to further amend the Agreement as provided below.

         NOW, THEREFORE, in consideration of these premises and the mutual promises and agreements hereinafter set forth, the parties hereby agree as follows:

Article I - Contract Extension

         The parties mutually agree to extend the effectiveness of their Agreement for a further one-year period, effective July 1, 2000 through June 30, 2001.

Article 2 - Temporary Dental Services

         1. MHM will recruit, interview, and make available to the Department a sufficient number of qualified and licensed dentists for purposes of providing temporary dental care and services to the Department's inmate population on an as needed basis.


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Dentists to be provided by MHM will be made available to fill in for state temporary dental vacancies related to vacations, illnesses, resignation or termination from employment, and similar occurrences.

         2. The number of dentists and the correctional facilities at which they are to provide services is to be determined and designated by the Department. All dental care and services to be provided to the Department's inmate population under this Amendment shall be in accordance with standards applicable to similar professionals practicing in the geographic locality that the dental care and services are to be provided. MHM and the dentists are required to adhere to all of the Department's Standard Operating Procedures ("SOP's") governing the provision of dental care and services. No additional or different services shall be performed unless provided for by further amendment to the Agreement, executed by the parties in the manner provided for in the Agreement. No provision of the Agreement or this Amendment shall be construed to prohibit MHM from offering similar or different services to the public, including other State agencies.

         3. MHM shall provide the Department with the names and curriculum vitae of all dentists that MHM is considering for purposes of this Amendment. The Department shall review the qualifications of all prospective dentists in any manner deemed appropriate by the Department, including criminal background checks. The Department will notify MHM in writing whether the Department deems each prospective dentist as an acceptable candidate for providing dental care and services in a correctional facility. The Department reserves the right to prevent any dentist it deems unacceptable for providing dental care and services to the inmate population from entering any Department facility.

         4. For purposes of ensuring the availability of dentists, MHM will develop and maintain a "PRN Pool" of qualified dentists for temporary assignment to the Department. If MHM assigns temporary dentists from any full time dentists at existing Department facilities, MHM will clearly reflect this fact on its invoices by clearly indicating the number of hours worked by the dentist in a temporary and full time capacity.

         5. MHM will strive to fill temporary dental service assignments within seven days of receipt of the Department's request for temporary dental services. If MHM is unable to fill the assignment within seven days of receiving the Department's request it shall immediately notify the Department of that fact and provide the Department with an estimate of when the temporary vacancy will be filled.

         6. The Department will provide each dentist provided by MHM for purposes of this Amendment with an orientation of the Department's SOP's governing the provision of


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dental care and services in Department facilities and any other SOP's the
Department deems necessary including, but not limited to, security related
SOP's.


         7. The performance of the dentists provided by MHM for purposes of this Amendment will be monitored by appropriate Department personnel for purposes of ensuring that quality dental care and services are being provided to the inmate population in accordance with all applicable SOP's.

         8. MHM agrees to require that all dentists provided pursuant to this Amendment shall maintain for the duration of this Amendment all licenses, certifications and permits applicable and required for the provision of dental care and services. MHM further agrees to ensure that insurance is maintained during the term of this Amendment in amounts and types reasonably protective of the respective interests of the parties, and in any event, in amounts and of types as follows:

                  a.) Workers' compensation insurance in amounts established by State law covering any dentists who may be hired as employees by Contractor;

                  b.) Comprehensive general liability insurance on an occurrence basis, broad form, in the amount of $1,000,000.00 per occurrence and $3,000,000.00 aggregate;

                  c.) Professional liability insurance in the amount of $1,000,000.00 per occurrence and $1,000,000.00 aggregate.


         The foregoing policies shall be obtained from insurance companies licensed to do business in the State of Georgia and shall contain a provision that coverages afforded under the policies will not be canceled or amended without 30 days prior written notice to the Department. All policies shall be specifically endorsed to provide for a waiver of the insurance carrier's rights to subrogation against the Department. Evidence of insurance, in the form of an insurance certificate naming the Department as a certificate holder, will be required of MHM prior to the commencement of the services contemplated by this Amendment.

         9. The Department agrees to pay MHM for the actual hours worked by each dentist at an hourly rate of $75.00 with a minimum charge of six hours per assignment. Payments shall be made in monthly installments upon receipt of MHM's monthly invoice in


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approved form on or before the 15th of each month. At a minimum, MHM's invoices for services provided shall specify the site at which the services were performed and will include supporting documentation detailing the actual hours provided, and the aforementioned hourly rate for each dentist. The Department shall endeavor to pay approved invoices within 30 days of receipt; however, no interest shall accrue on past-due amounts.

         10. MHM agrees to begin providing temporary dental staffing for the Department as of July 1, 2000.

Article III - Mental Health Counselors


         1. MHM agrees to provide the Department with three licensed Mental Health Counselors at the Georgia State Prison and one Mental Health Counselor at Whitworth Probation Detention Center. MHM agrees to provide the Department additional licensed Mental Health Counselor's at additional facilities upon written request of the Department at the rates specified in Exhibit A that is attached hereto. At a minimum, MHM's invoices for services provided shall specify the site at which the services were performed and will include supporting documentation detailing the actual hours provided, and the agreed upon hourly rate for each Mental Health Counselor. The Department shall endeavor to pay approved invoices within 30 days of receipt; however, no interest shall accrue on past-due amounts.

         2. For purposes of this Amendment, MHM will recruit and retain only licensed individuals from the following professional disciplines as defined by the office of the Georgia Secretary of State:

                  a.       Professional Counselors
                  b.       Associate Professional Counselors
                  c.       Licensed Masters Social Workers
                  d.       Licensed Masters Clinical Social Workers
                  e.       Marriage and Family Therapists

         3. For purposes of this Amendment, licensed individuals shall mean individuals who possess a current active Georgia license that is issued by the office of the Georgia Secretary of State in at least one of the professional disciplines listed in the foregoing paragraph.

         4. Any persons retained by MHM as part of this article of this Amendment possessing licensure as an Associate Professional Counselor or Masters Level Social Worker will be required to actively pursue licensure at the higher lever as a Professional Counselor or Clinical Social Worker, respectively. Accordingly, MHM shall ensure that these individuals will be required to undergo active and direct supervision as set forth by the office of the Georgia Secretary of State in order to obtain eligibility to sit for the examination for licensure at the next



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highest level. MHM will provide for the direct supervision of these individuals as required for licensure. In addition, MHM will ensure the documentation of required supervision is maintained on-site at each facility and made readily available to the Department upon request.

         5. All mental health counseling services to be provided to the Department's inmate population under this Amendment shall be in accordance with standards applicable to similar professionals practicing in the geographic locality that the mental health counseling services are to be provided. MHM and mental health counselors are required to adhere to all of the Department's Standard Operating Procedures ("SOP's") governing the provision of mental health counseling services. No additional or different services shall be performed unless provided for by further amendment to the Agreement, executed by the parties in the manner provided for in the Agreement. No provision of the Agreement or this Amendment shall be construed to prohibit MHM from offering similar or different services to the public, including other State agencies.

         6. The Department will provide each Mental Health Counselor provided by MHM for purposes of this Amendment with an orientation of the Department's SOP's governing the provision of mental health counseling services in Department facilities and any other SOP's the Department deems necessary including, but not limited to, security related SOP's.

         7. The performance of the mental health counselors provided by MHM for purposes of this Amendment will be monitored by appropriate Department personnel for purposes of ensuring that quality mental health counseling services are being provided to the inmate population in accordance with all applicable SOP's.

         8. MHM shall provide the Department with the names, credentials, and curriculum vitae of all Mental Health Counselors that MHM is considering for purposes of this Amendment. The Department shall review the qualifications of all prospective Mental Health Counselors in any manner deemed appropriate by the Department, including criminal background checks. The Department will notify MHM in writing whether the Department deems each prospective Mental Health Counselor as an acceptable candidate for providing mental health counseling services in a correctional facility. The Department reserves the right to prevent any Mental Health Counselor it deems unacceptable for providing mental health counseling services to the inmate population from entering any Department facility.

         9. All Mental Health Counselors provided by MHM pursuant to this Amendment shall adhere to the Code of Ethics as set for by the office of the Georgia Secretary of State.


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
         10. MHM agrees to require that all Mental Health Counselors provided pursuant to this Amendment shall maintain for the duration of this Amendment all licenses, certifications and permits applicable and required for the provision of counseling services they are providing pursuant to this Agreement.

         11. MHM agrees to begin providing Mental Health Counselors at the facilities noted above for the Department as of July 1, 2000.

Article IV - Utilization Management Program

         1. MHM agrees to establish and operate within the Department a Behavioral Health Service Utilization Management Program ("UM Program"). The UM Program shall be designed to coordinate and make the best use of crisis stabilization units ("CSU") operated by the Department in all regions, reduce transportation and overtime costs for security personnel and to reduce the Department's exposure to liability.

         2. The general function of the UM program will be to centralize under one entity the utilization management of designated behavioral health beds (i.e. CSU's) and to perform certain continued stay and/or discharge screening procedures.

         3. MHM shall establish in its Atlanta regional office a Control Room for the purpose of receiving, displaying, and storing utilization data from the Department's facilities. The Control Room shall be equipped with a designated fax machine, desktop computers with internet access and e-mail capabilities, a filing system, wall-mounted site map identifying all Department facilities, and telephones with voice mail capability.

         4. MHM agrees to staff the UM Program with one Registered Nurse with training and experience in behavioral health utilization management, one part-time psychiatrist to oversee the clinical aspects of the program and review the status of active cases on a daily basis, and one clerical support position. MHM further agrees that the UM Program will be supported by MHM's Vice President for Clinical Standards and Director of Quality Assurance

         5. The UM Program will perform the following service utilization review and management functions on a routine basis:

                  a. Monitoring of census information for each covered bed each day. To facilitate this function the Department agrees to require its facilities to fax, call or e-mail census information on a daily basis by 9:00 a.m.


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

                  The census information to be provided by the Department facilities shall include the inmate's "EF number," admission date, primary diagnosis, discharge criteria and expected length of stay;

         b. Seven day advance census forecasts for each facility to be calculated by 10:00 a.m. each day;


         c. New admission reviews to consist of rapid review and to include a determination as to the appropriateness and necessity of new admissions;

         d. Continued stay reviews to be performed on a daily basis for CSU's;

         e. Monitoring of high-risk inmates. MHM shall maintain a list of inmates at high-risk for admission. MHM shall also routinely and actively follow-up on the status of high-risk inmates outside of the acute care setting. High-risk inmates are those with two or more CSU admissions in a six month period, and those recently discharged form the CSU with a moderate, or less than moderate, prognosis for successful functioning outside the CSU; and

         f. Mobilization of the UM team to review current status of all CSU inmates who are within 48 hours of the end of their expected length of stay when the CSU census in one or more regions exceeds 80% occupancy.

    6. MHM will staff the Control Room during regular business hours (8:00 a.m. to 5:00 p.m.) Monday through Friday. The Control Center staffshall perform the following functions during regular business hours:

         a.       Monitor CSU census at all times;


         b. On a daily basis, the UM Program psychiatrist will review the status of each CSU patient and take any necessary follow-up action related to appropriateness and necessity of the admission, reviewing the treatment plan, and making treatment or discharge recommendations;




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
              c. A daily status report showing the current census of each CSU with 7- day projections will be developed and circulated each morning to the Department's central office Director of Mental Health or the Director's designee;

              d. Throughout the day, the UM Program nurse will make contact with CSU staff to gather information regarding the status of CSU inmates, review new admissions, and perform continued stay audits; and

              e. The UM Program nurse shall also monitor census levels at each CSU and issue high census alerts to the Department's central office Director of Mental Health or the Director's designee, when a CSU approaches capacity.

     7. During off-hours, MHM shall assign an on-call person to handle Department requests for bed availability or new admission information. Requests from Department staff during off-hours for bed availability and new admission information shall be placed to the Control Center voice-mail system. The Control Center voice-mail system will then forward the voice-mail request to the appropriate on-call person who will have knowledge of the current bed availability of each CSU. The on-call person will then respond to the request by directing the caller to admit the inmate to the nearest available CSU bed. In low census periods, the Control Center's voice-mail system may inform Department staff who call the system that beds are available at all CSU's and direct the caller to proceed with the transfer of the inmate.

     8. The Department shall pay MHM a monthly program management fee for the UM Program. Each month's fee shall be in the amount of $16,640.00.

     9. MHM shall provide the Department with weekly and monthly reports on utilization of bed space to include the numbers and sources of referrals, bedspace occupancy, length of stay, trends in utilization and other information deemed to be relevant by the Department.

     10. It is understood that MHM's role as to appropriateness and necessity of admission, length of stay, and similar utilization issues shall be advisory only with decision making remaining with the clinician responsible for the inmate's mental health treatment. In this respect, MHM UM Clinicians will work with both MHM and Department providers in the field to ensure the most efficient use of CSU beds.


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
     11. MHM agrees to begin providing the UM Program as described above for the Department as of July 1, 2000.

Article V - Miscellaneous Provisions

     1. Except as amended hereby, the parties ratify and confirm the effectiveness of the terms and conditions of their original Agreement, as amended.

     2. This Amendment shall be coterminous with the original agreement, as amended with the understanding that the Department may terminate this Amendment when and if the Department determines it is within its best interests to do so. The Department will provide MHM with 30 days notice of its intent to terminate this Amendment.

     3. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute one agreement. No party shall be bound by this Amendment until each party has executed it.

         IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Amendment on the day and year first above written.


GEORGIA DEPARTMENT OF                            MHM CORRECTIONAL SERVICES INC:
CORRECTIONS

BY:       [SIG]                                  BY:        [SIG]
   --------------------------------                   ------------------------
     Commissioner or His Designee


Witness:       [SIG]                             Witness:        [SIG]
        ---------------------------                        --------------------

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